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                                                                       EXHIBIT 5


                           FRASER MILNER CASGRAIN LLP
                               2900 Manulife Place
                               10180 - 101 Street
                            Edmonton, Alberta T5J 3V5
                                     Canada


September 15, 2005

Stantec Inc.
10160 - 112 Street
Edmonton, Alberta   T5K 2L6

Dear Sirs/Mesdames:

RE:  STANTEC INC.
     REGISTRATION STATEMENT ON FORM S-8

We have acted as Canadian counsel to Stantec Inc., a corporation incorporated under the Canada Business Corporations Act (the "Company"), in connection with the Registration Statement on Form S-8 dated September 15, 2005 (the "Registration Statement") filed by the Company with the United States Securities and Exchange Commission (the "Commission") under the United States Securities Act of 1933, as amended, relating to the proposed issuance by the Company of common shares (the "Shares") in connection with options granted under the Company's Employee Share Option Plan dated March 30, 1994, as amended (the "Plan"). This opinion is being delivered in connection with the Registration Statement, to which this opinion appears as an exhibit.

We have examined the Registration Statement and the Plan. We also have examined the originals, or duplicate, certified, conformed, telecopied or photostatic copies, of such corporate records, agreements, documents and other instruments and have made such other investigations as we have considered necessary or relevant for the purposes of this opinion. With respect to the accuracy of factual matters material to this opinion, we have relied upon certificates or comparable documents and representations of public officials and of officers and representatives of the Company.

In giving this opinion, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as duplicates, certified, conformed, telecopied or photostatic copies and the authenticity of the originals of such latter documents.

Based and relying upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that when and if issued in accordance with the terms of the Plan and those agreements pursuant to which options to acquire Shares have been granted and consideration therefore has been received by the Company, the Shares will be validly issued, fully paid and non-assessable.

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                                                      Fraser Milner Casgrain LLP
Stantec Inc.                                                              Page 2
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This opinion is based upon and limited to the laws of the Province of Alberta and the laws of Canada applicable therein.

We hereby consent to the filing of this opinion letter as Exhibit 5 to the Registration Statement and to the use of our name where it appears in the Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder.

This opinion is addressed to you for your benefit solely in connection with the above-described transaction. This opinion may not be relied upon for any other purpose, or quoted from or referred to in any document other than the Registration Statement, or used for any other purpose, without our prior written consent. This opinion is given as of the date hereof and we disclaim any obligation or undertaking to advise of any change in law or fact affecting or bearing upon this opinion occurring after the date hereof which may come or be brought to our attention.

Yours truly,



/s/ Fraser Milner Casgrain LLP





        2900 Manulife Place  10180-101 Street Edmonton AB Canada T5J 3V5
          Telephone (780) 423-7100 Fax (780) 423-7276 www.fmc-law.com


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